UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORTS
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 27, 2010
ARROW ELECTRONICS, INC.
(Exact Name of Registrant as Specified in Charter)

NEW YORK	I-4482	11-1806155

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
50 MARCUS DRIVE. MELVILLE. NEW YORK 11747
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (631) 847-2000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 20.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTER INTO A MATERIAL DEFINITIVE AGREEMENT
The Registrant has entered into a Waiver Agreement, dated as of October 27, 2010 amending its Transfer and Administration Agreement, dated as of March 21, 2001 (as previously amended). The Waiver Agreement amends the Transfer and Administration Agreement to modify what constitutes Eligible Receivables thereunder. The Waiver Agreement also provides a waiver to the Registrant of any potential breach resulting from any failure by the Registrant to comply with a non-financial covenant to maintain appropriate UCC filings arising out of mergers and changes in the names of several of its subsidiaries that are originators of accounts receivable under the program.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
EXHIBITS
10(n) Waiver Agreement, dated as of October 27, 2010, by and among Arrow Electronics Funding Corporation, Arrow Electronics, Inc., Bank of America, National Association, as administrative agent and certain other parties named therein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW ELECTRONICS, INC.
Date: October 27, 2010	By:	/s/ Peter S. Brown
		Name:	Peter S. Brown
		Title:	Senior Vice President

EXHIBIT INDEX
     EXHIBIT DESCRIPTION
10(n) Waiver Agreement, dated as of October 27, 2010, by and among Arrow Electronics Funding Corporation, Arrow Electronics, Inc., Bank of America, National Association, as administrative agent and certain other parties named therein.